  Exhibit 99.1

Luvu Brands Reports Fiscal Fourth Quarter and Full Year 2021 Results

Reports Record Fourth Quarter Net Sales of $5.8 million; Record Full Year Net Sales of $23.1 million

Atlanta, Georgia, September 28, 2021 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today reported financial results for its fiscal fourth quarter 2021 and full year ended June 30, 2021.

Full-Year Fiscal 2021 Highlights

Fiscal year ended June 30, 2021 as compared to the fiscal year ended June 30, 2020

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Net sales increased 26% to a record $23.1 million.
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Total gross profit of $6.3 million, up 14% from $5.5 million in fiscal 2020
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Gross profit as a percentage of net sales decreased to 27% from 30% in the prior year.
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Operating expenses were $4.5 million compared to $4.1 million in fiscal 2020.
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Net income was $2.6 million, or $0.03 per share, compared to net income of $860,000, or $0.01 per share, in 2020.
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Adjusted EBITDA of $3,173,000 compared to $1,622,000 in the prior fiscal year.

Fiscal Fourth Quarter 2021 Highlights

Three months ended June 30, 2021 as compared to the three months ended June 30, 2020

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Net sales increased 7% to a fourth quarter record of $5.8 million. Included in the prior year three months ended June 30, 2020 results were $780,000 in sales of PPE products. Excluding the non-recurring PPE sales, the comparable quarter-to-quarter increase was approximately 25%.
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Total gross profit of $1.5 million, down $301,000 from the prior year three month period.
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Gross profit as a percentage of net sales decreased to 26% in the current year from 33% in the prior year three month period.
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Operating expenses were $1,115,000, an increase of 27%, or approximately $235,000, from the prior year three month period. The prior year three month operating expenses were reduced by approximately $272,000 of capitalized software costs relating to the e-commerce website upgrade.
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Net income of $300,000, or $0.00 per share, compared to net income of $796,000, or $0.01 per share in the prior year three month period.

Louis Friedman, Chairman and Chief Executive Officer, commented, “Fiscal 2021 was a pivotal year for the Company. We reported record net sales and net income, our balance sheet has improved, we acquired over $1 million in additional production equipment, and being a vertically integrated US-based manufacturer, we have been able to successfully avoid many of the supply chain problems facing most other manufacturers.”

Full-Year Fiscal 2021 Results

Net sales increased 26% to $23.1 million, compared to $18.4 million in fiscal 2020. Sales of the Company’s flagship Liberator brand increased 43% from the prior year to $9.8 million. Jaxx product sales increased 42% during the fiscal year to $6.8 million, and Avana sales decreased 21% to $3.7 million. Net sales of products purchased for resale increased 20% during the year to $1.8 million and Other revenue increased 69% to $1.1 million.

Total gross profit for the year was $6.3 million, up 14% from $5.5 million in fiscal 2020. Gross profit as a percentage of net sales decreased to 27% from 30% in the prior fiscal year, due primarily to production cost increases consisting of raw material and labor cost increases.

Operating expenses were $4.5 million compared to $4.1 million in fiscal 2020. The 9% increase in operating expenses from the prior year was primarily due to higher advertising and promotion expenses, and higher occupancy and personnel related costs.

Other income for fiscal 2021 included a $1.1 million gain on the forgiveness of the PPP loan.

Net income for the year was $2,563,000, or $0.03 per share, compared to net income of $860,000, or $0.01 per share in fiscal 2020.

Adjusted EBITDA for the year was $3,173,000, compared to $1,622,000 in the prior fiscal year.

Cash and cash equivalents on June 30, 2021 totaled $1.0 million compared to $1.2 million at June 30, 2020.

Fiscal Fourth Quarter 2021 Results

Net sales increased 7% to $5.8 million, compared to $5.5 million in the same year-ago quarter. Sales of Liberator products increased 45% to $2.5 million from $1.7 million in the prior year. Jaxx product sales totaled $1.9 million, up 16% from $1.6 million in the fourth quarter of the prior fiscal year. Avana products decreased 51% to $852,000 from $1.7 million in the prior year. The prior year Avana sales included approximately $780,000 in PPE product sales; excluding those prior year PPE sales, the decrease in Avana sales would have been 12%.

Gross profit for the fourth quarter totaled $1.5 million, compared to $1.8 in the prior year fourth quarter. Gross profit as a percentage of net sales decreased to 26% in the current year from 33% in the prior year, primarily driven by production cost increases from raw material and labor cost increases.

Operating expenses were $1,115,000 for the three months ended June 30, 2021, an increase of 27%, or approximately $235,000, from the prior year fourth quarter. The prior year three month operating expenses were reduced by approximately $272,000 of capitalized software costs relating to the e-commerce website upgrade.

Net income for the quarter was $300,000, or $0.00 per share, compared to net income of $796,000, or $0.01 per share in the prior year fourth quarter.

Conference Call

Management will host a conference call at 11:00 a.m. EDT (10:00 a.m. CDT; 8:00 a.m. PDT) on September 29, 2021. To listen and participate in the call, please register on this weblink https://www.webcaster4.com/Webcast/Page/2527/43038. The replay of the call will remain available on the Company’s investor relations website, www.luvubrands.com, until January 3, 2022.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 as filed with the Securities and Exchange Commission (the "SEC") on September 28, 2021 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Luvu Brands, Inc. and are difficult to predict. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms is not part of this press release.

Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA and Non-GAAP Operating Margin. As used herein, Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense, and Non-GAAP Operating Margin means Adjusted EBITDA divided by net sales. Management believes that these non-GAAP measures provide useful information about the Company's operating results.  Neither Adjusted EBITDA nor Non-GAAP Operating Margin have been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, gross profit and net income as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Luvu Brands

Luvu Brands, Inc. designs, manufactures and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass merchants and specialty retail stores worldwide. Brands include: Liberator®, a brand category of iconic products for enhancing sexual performance; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas and beanbags made from polyurethane foam and repurposed polyurethane foam trim. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company's brand sites include: www.liberator.com, www.jaxxbeanbags.com, www.avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:
Luvu Brands, Inc.
Ronald Scott
Chief Financial Officer
770-246-6426
ron@LuvuBrands.com

Fiscal Fourth Quarter and Full-Year Fiscal 2021 Summary Financial Tables

SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES